Exhibit 4.1

PACIFIC STOCK TRANSFER COMPANYLas Vegas, NevadaNOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT Countersigned by_________________________________________Authorized SignatureNOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT. INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA. CUSIP NO. 74269U 20 3 AUTHORIZED COMMON STOCK: 32,500,000 SHARES PAR VALUE: $0.001Is The Record Holder Oftransferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of thisCertificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.Dated: Is The Record Holder Of Fully paid and non-assessable shares of PROCERA NETWORKS INC. Common Stock transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated:✯✯✯✯✯P______ N_______ I__.NEVADA CHIEF FINANCIAL OFFICER CHIEF EXECUTIVE OFFICER SIGNATURE GUARANTEED: TRANSFER FEE WILL APPLY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	.........................	Custodian	.......................
TEN ENT	-	as tenants by the entireties		(Cust)		(Minor)
JT TEN	-	as joint tenants with the right of	Act.......................................................
		survivorship and not as tenants	(State)
in common

Additional abbreviations may also be used though not in the above list.

For value received,	hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

of the capital stock represented by the within Certifi cate, and do hereby irrevocably constitute and appoint

, Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions).

SIGNATURE GUARANTEED:

TRANSFER FEE WILL APPLY